Exhibit 99.1

Monster Worldwide Reports Second Quarter 2013 Results

•	Second Quarter Results

•	Revenue from Continuing Operations of $200 million

•	GAAP EPS from Continuing Operations of $0.04

•	Non-GAAP EPS from Continuing Operations of $0.09

•	Non-GAAP Operating Expenses declined by 11% year over year

•	Careers – North America Non-GAAP EBITDA margin of 28%

•	Cash Flows Generated from Operations of $15.4 million, which included approximately $10 million of restructuring payments

•	Repurchased 4.4 Million Shares of Common Stock

•	Corporate Restructuring Efforts to Improve Profitability Substantially Completed

New York, August 1, 2013 — Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the second quarter ended June 30, 2013.

“We are aggressively pursuing the execution of our business strategy and are also developing a number of new strategies to better position the Company for sustained, long term revenue growth in the evolving job market. Over 200 million people have registered on the Monster Worldwide network and we continue to drive quality job applies to our customers,” said Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide. “While the global economy has continued to put pressure on our business, with Europe being our weakest region, we were encouraged to see some stabilizing trends in each of our major markets during the quarter. Our second quarter results demonstrate our ability to control costs and protect profitability, even in a challenging market environment. And consistent with our objective to enhance shareholder returns, we successfully repurchased $23 million worth of our shares.”

Second Quarter 2013 Results

Revenue from continuing operations was $200 million, compared to second quarter 2012 revenue of $225 million. Historical data on revenue from continuing operations for prior quarters is available in the Company’s supplemental financial information.

Consolidated GAAP operating expenses from continuing operations of $192 million compares to $210 million in the second quarter 2012. Net income from continuing operations for the second quarter was $4.1 million, or $0.04 per share, which included $5.4 million of non-recurring charges, compared to $9.0 million, or $0.08 per share in the second quarter 2012, which included $1.9 million of non-recurring charges.

Non-GAAP net income from continuing operations was $9.6 million or $0.09 per share, compared to $10.9 million, or $0.10 per share in the second quarter 2012. Non-GAAP operating expenses of $183.6 million decreased 11% year over year. Non-GAAP EBITDA margin of 19%, led by Careers-North America with a 28% Non-GAAP EBITDA margin, increased from 18% in the second quarter of 2012. Pro-forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

Net cash provided by operating activities in the quarter was $15.4 million and is net of approximately $10 million cash costs associated with the Company’s restructuring efforts. Deferred revenue was $329 million compared to $352 million as of December 31, 2012. The Company ended the quarter with total available liquidity of $258 million.

Share Repurchase

During the second quarter 2013, Monster repurchased 4.4 million shares of its common stock at an average cost of $5.35 per share, for a total of $23 million.

Corporate Restructuring

The Company’s corporate restructuring initiatives were substantially completed in the second quarter and the desired savings have been achieved.

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Six Months Results

Monster Worldwide reported total revenue of $412 million for the first six months ended June 30, 2013 compared to $458 million in the same period last year, a 10% decrease. Monster Careers revenue decreased 10% to $375 million compared with $419 million in the 2012 period. Internet Advertising & Fees reported revenue of $37 million compared to $39 million in the prior year period. The Company reported earnings from continuing operations of $15.3 million, or $0.14 per share, compared to $22.4 million, or $0.19 per share, in the prior period.

Company Provides Q3 EPS Guidance

Third quarter 2013 EPS from continuing operations is expected to be in the range of $0.06 to $0.10.

Conference Call and Webcast

Second quarter 2013 results will be discussed on Monster Worldwide’s quarterly conference call on August 1, 2013 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID# 97827231.

A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

For a replay of the conference call, please dial (855) 859-2056 or (404) 537-3406 and reference ID# 97827231. This number is valid until midnight on August 15, 2013.

Contacts

Investors: Andi Rose, Joele Frank, (212) 355-4449, arose@joelefrank.com

Media: Matt Anchin, (212) 351-7528, matt.anchin@monster.com

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About Monster Worldwide

Monster Worldwide, Inc. (NYSE:MWW), is the global leader in successfully connecting job opportunities and people. Monster uses the world’s most advanced technology to help people Find Better, matching job seekers to opportunities via digital, social and mobile solutions including monster.com®, our flagship website, and employers to the best talent using a vast array of products and services. As an Internet pioneer, more than 200 million people have registered on the Monster Worldwide network. Today, with operations in more than 40 countries, Monster provides the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities globally. For more information visit about.monster.com.

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the third fiscal quarter 2013. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income from continuing operations, operating margin, net income from continuing operations, net (loss) income from discontinued operations, and diluted earnings (loss) per share all exclude certain pro-forma adjustments including: costs incurred for the 2012 restructurings; recovery of restitution award from former executive; costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring program; and the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

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Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization, non-cash compensation expense and non-cash restructuring costs. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as net income or loss from operations before depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term marketable securities plus unused borrowings under our credit facilities. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

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MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$200,058	$224,577	$412,044	$458,327

Salaries and related	89,467	99,812	187,042	212,124
Office and general	52,262	57,945	103,394	110,453
Marketing and promotion	43,394	51,426	92,661	100,724
Restructuring and other special charges	6,828	1,015	19,995	25,283
Recovery of restitution award from former executive	—	—	—	(5,350)

Total operating expenses	191,951	210,198	403,092	443,234

Operating income	8,107	14,379	8,952	15,093
Interest and other, net	(1,357)	(1,189)	(2,625)	(2,652)

Income before income taxes and loss in equity interests	6,750	13,190	6,327	12,441
Provision for (benefit from) income taxes	2,366	3,930	(9,633)	(10,374)
Loss in equity interests, net	(245)	(255)	(703)	(455)

Income from continuing operations	4,139	9,005	15,257	22,360
Loss from discontinued operations, net of tax	(759)	(4,203)	(6,893)	(13,816)

Net income	$3,380	$4,802	$8,364	$8,544

*Basic earnings per share:
Income from continuing operations	$0.04	$0.08	$0.14	$0.20
Loss from discontinued operations, net of tax	(0.01)	(0.04)	(0.06)	(0.12)

Basic earnings per share	$0.03	$0.04	$0.08	$0.07

*Diluted earnings per share:
Income from continuing operations	$0.04	$0.08	$0.14	$0.19
Loss from discontinued operations, net of tax	(0.01)	(0.04)	(0.06)	(0.12)

Diluted earnings per share	$0.03	$0.04	$0.07	$0.07

Weighted average shares outstanding:
Basic	110,932	112,937	111,166	114,568

Diluted	111,937	114,038	112,419	115,825

Operating income before depreciation, amortization, and non-cash restructuring:
Operating income	$8,107	$14,379	$8,952	$15,093
Depreciation and amortization of intangibles	15,725	15,952	31,829	31,817
Amortization of stock-based compensation	5,470	7,254	12,264	15,506
Restructuring non-cash expenses	4,540	34	5,315	6,417

Operating income before depreciation, amortization, and non-cash restructuring	$33,842	$37,619	$58,360	$68,833

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	2013	2012
Cash flows provided by operating activities:
Net income	$8,364	$8,544

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,829	34,963
Provision for doubtful accounts	1,432	1,354
Non-cash compensation	12,264	15,753
Deferred income taxes	(2,607)	(7,000)
Non-cash restructuring charges	5,315	6,417
Loss in equity interests, net	703	455
Amounts reclassified from accumulated other comprehensive income	(23,109)	—
Tax benefit from change in uncertain tax positions	(12,869)	—
Excess income tax benefit from stock based compensation	(2,044)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	28,641	5,339
Prepaid and other	15,555	(5,096)
Deferred revenue	(31,242)	(3,771)
Accounts payable, accrued liabilities and other	(25,466)	(28,842)

Total adjustments	(1,598)	19,572

Net cash provided by operating activities	6,766	28,116

Cash flows used for investing activities:
Capital expenditures	(18,388)	(33,251)
Cash funded to and dividends received from equity investee and other	139	(51)

Net cash used for investing activities	(18,249)	(33,302)

Cash flows used for financing activities:
Proceeds from borrowings on credit facilities	17,500	193,355
Payments on borrowings on credit facilities	(39,799)	(271,516)
Proceeds from borrowings on term loan	—	100,000
Payments on borrowings on term loan	(3,125)	(41,250)
Repurchase of common stock	(23,378)	(58,912)
Tax withholdings related to net share settlements of restricted stock awards and units	(4,987)	(6,039)
Excess income tax benefit from stock based compensation	2,044	—
Proceeds from the exercise of employee stock options	—	23

Net cash used for financing activities	(51,745)	(84,339)

Effects of exchange rates on cash	(5,624)	(3,332)
Net decrease in cash and cash equivalents	(68,852)	(92,857)
Cash and cash equivalents, beginning of period	148,185	250,317

Cash and cash equivalents, end of period	$79,333	$157,460

Free cash flow:
Net cash provided by operating activities	$6,766	$28,116
Less: Capital expenditures	(18,388)	(33,251)

Free cash flow	$(11,622)	$(5,135)

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$79,333	$148,185
Accounts receivable, net	309,064	335,905
Property and equipment, net	132,393	147,613
Goodwill and intangibles, net	899,262	919,854
Other assets	115,160	111,606
Current assets of discontinued operations	—	21,702

Total Assets	$1,535,212	$1,684,865

Liabilities and Stockholders’ Equity:
Accounts payable, accrued expenses and other current liabilities	$175,335	$181,914
Deferred revenue	329,492	351,546
Current portion of long-term debt and borrowings on credit facility	8,125	18,264
Long-term income taxes payable	52,590	63,465
Long-term debt, less current portion	130,700	145,975
Other long-term liabilities	8,994	10,406
Current liabilities of discontinued operations	2,522	33,256

Total Liabilities	$707,758	$804,826

Stockholders’ Equity	827,454	880,039

Total Liabilities and Stockholders’ Equity	$1,535,212	$1,684,865

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$200,058	$—		$200,058	$224,577	$—		$224,577
Salaries and related	89,467	—		89,467	99,812	—		99,812
Office and general	52,262	(1,545)	a	50,717	57,945	(1,829)	a	56,116
Marketing and promotion	43,394	—		43,394	51,426	—		51,426
Restructuring and other special charges	6,828	(6,828)	b	—	1,015	(1,015)	b	—

Total operating expenses	191,951	(8,373)		183,578	210,198	(2,844)		207,354

Operating income	8,107	8,373		16,480	14,379	2,844		17,223
Operating margin	4.1%			8.2%	6.4%			7.7%
Interest and other, net	(1,357)	—		(1,357)	(1,189)	—		(1,189)

Income before income taxes and loss in equity interests	6,750	8,373		15,123	13,190	2,844		16,034
Provision for income taxes	2,366	2,937	e	5,303	3,930	989	e	4,919
Loss in equity interests, net	(245)	—		(245)	(255)	—		(255)

Income from continuing operations	4,139	5,436		9,575	9,005	1,855		10,860

Loss from discontinued operations	(759)	759	g	—	(4,203)	4,203	g	—

Net income	$3,380	$6,195		$9,575	$4,802	$6,058		$10,860

Diluted earnings per share:*
Income from continuing operations	$0.04	$0.05		$0.09	$0.08	$0.02		$0.10
Loss from discontinued operations, net of tax	(0.01)	0.01		—	(0.04)	0.04		—

Diluted earnings per share	$0.03	$0.06		$0.09	$0.04	$0.06		$0.10

Weighted average shares outstanding:
Basic	110,932	110,932		110,932	112,937	112,937		112,937
Diluted	111,937	111,937		111,937	114,038	114,038		114,038

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$412,044	$—		$412,044	$458,327	—		$458,327
Salaries and related	187,042	—		187,042	212,124	—		212,124
Office and general	103,394	(2,920)	a	100,474	110,453	(1,829)	a	108,624
Marketing and promotion	92,661	—		92,661	100,724	—		100,724
Restructuring and other special charges	19,995	(19,995)	b	—	25,283	(25,283)	b	—
Recovery of restitution award from former executive	—	—		—	(5,350)	5,350	c	—

Total operating expenses	403,092	(22,915)		380,177	443,234	(21,762)		421,472

Operating income	8,952	22,915		31,867	15,093	21,762		36,855
Operating margin	2.2%			7.7%	3.3%			8.0%
Interest and other, net	(2,625)	—		(2,625)	(2,652)	—		(2,652)

Income before income taxes and loss in equity interests	6,327	22,915		29,242	12,441	21,762		34,203
(Benefit from) provision for income taxes	(9,633)	19,878	d,e	10,245	(10,374)	21,734	e,f	11,360
Loss in equity interests, net	(703)	—		(703)	(455)	—		(455)

Income from continuing operations	15,257	3,037		18,294	22,360	28		22,388

Loss from discontinued operations	(6,893)	6,893	g	—	(13,816)	13,816	g	—

Net income	$8,364	$9,930		$18,294	$8,544	$13,844		$22,388

Diluted earnings per share:*
Income from continuing operations	$0.14	$0.03		$0.16	$0.19	$—		$0.19
Loss from discontinued operations, net of tax	(0.06)	0.06		—	(0.12)	0.12		—

Diluted earnings per share	$0.07	$0.09		$0.16	$0.07	$0.12		$0.19

Weighted average shares outstanding:
Basic	111,166	111,166		111,166	114,568	114,568		114,568
Diluted	112,419	112,419		112,419	115,825	115,825		115,825

Note Regarding Non GAAP Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

Non GAAP adjustments consist of the following:

a	Costs directly associated with our previously announced review of strategic alternatives.
b	Restructuring related charges pertaining to the strategic actions that the Company announced in January and November 2012. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, and professional fees.
c	Restitution award paid by a former executive to the United States government in connection with the Company’s historical stock option practices.
d	Non-GAAP income tax adjustment includes the reversal of income tax reserves inclusive of interest due to uncertain tax positions.
e	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the Non GAAP adjustment to income before income taxes and loss in equity interests.
f	Non-GAAP Adjustment includes a tax benefit due to certain losses arising from the company’s restructuring.
g	Discontinued operations related to our sale of ChinaHR and the exit of our businesses in Latin America and Turkey.
*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

Three Months Ended June 30, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$109,717	$72,102	$18,239		$200,058

Operating income (loss)—GAAP	$19,272	$(6,054)	$6,312	$(11,423)	$8,107
Non GAAP Adjustments	1,546	2,775	256	3,796	8,373

Operating income (loss)—Non GAAP	$20,818	$(3,279)	$6,568	$(7,627)	$16,480

OIBDA—GAAP	$30,609	$2,727	$7,829	$(7,323)	$33,842
Non GAAP Adjustments	328	1,390	256	1,860	3,834

OIBDA—Non GAAP	$30,937	$4,117	$8,085	$(5,463)	$37,676

Operating margin—GAAP	17.6%	-8.4%	34.6%		4.1%
Operating margin—Non GAAP	19.0%	-4.5%	36.0%		8.2%
OIBDA margin—GAAP	27.9%	3.8%	42.9%		16.9%
OIBDA margin—Non GAAP	28.2%	5.7%	44.3%		18.8%

Three Months Ended June 30, 2012	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$116,189	$88,845	$19,543		$224,577

Operating income (loss)—GAAP	$14,911	$6,336	$5,307	$(12,175)	$14,379
Non GAAP Adjustments	159	516	74	2,095	2,844

Operating income (loss)—Non GAAP	$15,070	$6,852	$5,381	$(10,080)	$17,223

OIBDA—GAAP	$24,842	$13,475	$7,401	$(8,099)	$37,619
Non GAAP Adjustments	154	499	68	2,091	2,812

OIBDA—Non GAAP	$24,996	$13,974	$7,469	$(6,008)	$40,431

Operating margin—GAAP	12.8%	7.1%	27.2%		6.4%
Operating margin—Non GAAP	13.0%	7.7%	27.5%		7.7%
OIBDA margin—GAAP	21.4%	15.2%	37.9%		16.8%
OIBDA margin—Non GAAP	21.5%	15.7%	38.2%		18.0%

Six Months Ended June 30, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$225,652	$149,821	$36,571		$412,044
Operating income (loss)—GAAP	$31,695	$(15,045)	$12,574	$(20,272)	$8,952
Non GAAP Adjustments	9,537	7,866	341	5,171	22,915

Operating income (loss)—Non GAAP	$41,232	$(7,179)	$12,915	$(15,101)	$31,867

OIBDA—GAAP	$54,624	$1,877	$15,767	$(13,908)	$58,360
Non GAAP Adjustments	7,542	6,480	342	3,237	17,601

OIBDA—Non GAAP	$62,166	$8,357	$16,109	$(10,671)	$75,961

Operating margin—GAAP	14.0%	-10.0%	34.4%		2.2%
Operating margin—Non GAAP	18.3%	-4.8%	35.3%		7.7%
OIBDA margin—GAAP	24.2%	1.3%	43.1%		14.2%
OIBDA margin—Non GAAP	27.5%	5.6%	44.0%		18.4%

Six Months Ended June 30, 2012	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$235,963	$183,440	$38,924		$458,327
Operating income (loss)—GAAP	$18,110	$9,217	$8,575	$(20,809)	$15,093
Non GAAP Adjustments	14,329	8,712	1,157	(2,436)	21,762

Operating income (loss)—Non GAAP	$32,439	$17,929	$9,732	$(23,245)	$36,855

OIBDA—GAAP	$44,184	$24,340	$13,542	$(13,233)	$68,833
Non GAAP Adjustments	9,079	8,177	536	(2,447)	15,345

OIBDA—Non GAAP	$53,263	$32,517	$14,078	$(15,680)	$84,178

Operating margin—GAAP	7.7%	5.0%	22.0%		3.3%
Operating margin—Non GAAP	13.7%	9.8%	25.0%		8.0%
OIBDA margin—GAAP	18.7%	13.3%	34.8%		15.0%
OIBDA margin—Non GAAP	22.6%	17.7%	36.2%		18.4%